UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 3, 2022

LiveRamp Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38669	83-1269307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
225 Bush Street, Seventeenth Floor San Francisco, CA (Address of Principal Executive Offices)		94104 (Zip Code)
(888) 987-6764 (Registrant's Telephone Number, Including Area Code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.10 Par Value	RAMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act.	☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

Workforce Reduction and Restructuring

On November 3, 2022, LiveRamp Holdings, Inc. (the “Company”) announced (i) a reduction in force involving approximately 10% of our full-time employees, and (ii) a planned downsizing of our real estate footprint in addition to the footprint reduction which occurred during our fiscal year second quarter. The headcount reduction is part of a broader strategic reprioritization to build a stronger, more profitable company by tightening our focus and simplifying and driving efficiency into our business processes. These actions are expected to result in annualized operating expense savings of $30 million to $35 million.

We estimate that we will incur approximately $5 million of restructuring and related charges primarily related to employee severance and benefits costs and approximately $14 million to $17 million of charges related to the real estate restructuring, substantially all of which we expect to incur in the third and fourth quarters of our fiscal 2023. In addition, during our fiscal year second quarter we incurred $12 million of charges related to real estate restructuring.

If we subsequently determine that we will incur additional material restructuring costs or charges or there are material differences from the ranges provided above, we will file an amendment to this Current Report on Form 8-K to disclose any such material costs, charges, or differences.

Forward-Looking Statements

This Item 2.05 contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s annualized future cost savings and expenses associated with the announced reduction in force and real estate footprint reduction. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements include the possibility that assumptions underlying the Company’s expected benefits and the estimates of annualized future cost savings and expenses associated with the reduction in force and real estate footprint reduction prove inaccurate, that the reduction in force and/or real estate footprint reduction results in less costs savings than projected, that the Company incurs greater than estimated expenses in connection with the reduction in force and/or real estate footprint reduction, that the Company’s business, financial condition or operating results are adversely affected by the reduction in force and/or real estate footprint reduction. The forward-looking statements contained in this Form 8-K are also subject to other risks and uncertainties, including those described in the Company’s Annual Report on Form 10-K for our fiscal year ended March 31, 2022, Quarterly Reports on Form 10-Q issued in fiscal year 2023 and other filings with the SEC.

Shareholders of the Company are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this filing, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2022

LiveRamp Holdings, Inc.

By:	/s/ Jerry C. Jones
Name:	Jerry C. Jones
Title:	Chief Ethics and Legal Officer & Executive Vice President